Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-283353 on Form S-3 and Registration Statement No. 333-273287 on Form S-8 of our report dated March 24, 2025, relating to the consolidated financial statements of Bitcoin Depot Inc. appearing in this Annual Report on Form 10-K of Bitcoin Depot Inc. for the year ended December 31, 2024.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

March 24, 2025